UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT
            PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April 26, 2004



                           CPI CORP.
     (Exact name of registrant as specified in its charter)



                           Delaware
        (State or Other Jurisdiction of Incorporation)



             0-11227                       43-1256674
     (Commission file Number)   (IRS Employer Identification No.)



1706 Washington Avenue, St. Louis, Missouri         63103-1790
  (Address of principal executive offices)	    (Zip code)


Registrants' telephone number, including area code: (314) 231-1575



(Former name or former address, if changes since last report): Not Applicable













ITEM 5.	OTHER EVENTS

A. On April 26, 2004, CPI Corp. issued the following press release announcing the removal of J. David Pierson from the positions of Chairman of the Board, Chief Executive Officer and President of the Company.


       CPI CORP.
       NEWS FOR IMMEDIATE RELEASE FOR RELEASE APRIL 26, 2004

       FOR FURTHER INFORMATION CONTACT:

       NAME: Jane Nelson       		   FROM: CPI Corp.
       ADDRESS: 1706 Washington Avenue     CITY: St. Louis
       STATE, ZIP: Missouri  63103         TELEPHONE: (314)231-1575

       --------------------------------------------------------------

                         FOR FURTHER INFORMATION
                         AT FINANCIAL RELATIONS BOARD
                         Diane Hettwer, Chicago 312/640-6760



                       CPI CORP. ANNOUNCES CEO's DEPARTURE


       St. Louis, MO., April 26, 2004-CPI Corp. (NYSE:CPY) announced that, effective today, J. David Pierson has been removed from the positions of Chairman of the Board, Chief Executive Officer and President of the Company.

       The Board of Directors named Jack Krings to the positions of Chief Operating Officer, President and Acting Chief Executive Officer of the Company. Mr. Krings joined CPI in October 2001 and has served as President of the Company's portrait studio division. David M.
       Meyer has been elected to succeed Mr. Pierson as Chairman of the Board.

       On behalf of the Board of Directors, Mr. Meyer said, "We look forward with enthusiasm and optimism to working with Jack and the Company's many dedicated employees to deliver outstanding value to customers and the Company's other stakeholders."

       CPI Corp. is a portrait photography company offering studio photography services in the United States, Puerto Rico, and Canada through Sears Portrait Studios and in Mexico in Soriana and its City Club format.
       The Company also provides mobile photography services in the United States to childcare centers, sports associations and events through Every Day Expressions TM. In addition, the Company operates searsphotos.com, an on-line photofinishing service as well as a vehicle for the Company's customers to archive, share portraits via e-mail and order additional portraits and products.










                                     SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                     CPI CORP.
                                     _____________________________________
                                     (Registrant)




                                 By:  /s/ Gary W. Douglass
                                     _____________________________________
                                     Gary W. Douglass
                                     Executive Vice President, Finance and
                                     Chief Financial Officer


Dated: April 27, 2004